Exhibit 99.1

TransMedics Reports Fourth Quarter and Full Year 2019 Financial Results

Andover, Mass. – March 2, 2020 – TransMedics Group, Inc. (“TransMedics”) (Nasdaq: TMDX), a medical technology company that is transforming organ transplant therapy for patients with end-stage lung, heart and liver failure, today reported financial results for the quarter and year ended December 28, 2019.

Recent Highlights

•	Net revenue of $6.1 million in the fourth quarter of 2019, representing 71% growth compared to the fourth quarter of 2018
•	OCS Heart FDA Panel scheduled for April 16, 2020
•	Initiated the OCS Heart DCD program enabling patients access to a broader pool of donor hearts

“2019 was a momentum building year for TransMedics in which we built a solid foundation for growth and made meaningful progress across our three OCS products,” said Waleed Hassanein, M.D., President and Chief Executive Officer. “Through 2020 and beyond, we look forward to building on this momentum to catalyze our growth with accelerated commercial traction and the continued advancement of our clinical programs.”

Fourth Quarter 2019 Financial Results

Net revenue for the fourth quarter of 2019 was $6.1 million, a 71% increase compared to $3.5 million in the fourth quarter of 2018. The increase in revenue was driven by OCS Lung adoption and ongoing OCS Heart EXPAND CAP and DCD Heart trials.

Gross margin for the fourth quarter of 2019 was 62% as compared to 42% in the fourth quarter of 2018. The continued improvement in gross margin was largely due to the increasing numbers of commercial sales and a higher percentage of domestic sales.

Operating expenses for the fourth quarter of 2019 were $12.4 million compared to $7.9 million in the fourth quarter of 2018. The increase in operating expenses was primarily driven by higher SG&A costs stemming from investments in our commercial team and costs associated with being a public company. In addition, costs associated with supporting clinical trials and product development drove R&D expenses as compared to the fourth quarter of 2018.

Net loss for the fourth quarter of 2019 was $9.2 million compared to $7.6 million in the fourth quarter of 2018.

Cash, cash equivalents and marketable securities were $80.7 million as of December 28, 2019.

Full Year 2019 Financial Results

Net revenue for the full year 2019 was $23.6 million, an 81% increase compared to $13.0 million in full year 2018.

Gross margin for the full year 2019 was 59% as compared to 44% in full year 2018.

Operating expenses for the full year 2019 were $43.5 million compared to $26.0 million in full year 2018.

Net loss for the full year 2019 was $33.5 million compared to $23.8 million in full year 2018.

2020 Financial Outlook

TransMedics expects net revenue for the full-year 2020 to be in the range of $40 million to $43 million, which represents 69% to 82% growth compared to the company’s prior year net revenue.

Webcast and Conference Call Details

The TransMedics management team will host a conference call beginning at 4:30 p.m. ET / 1:30 p.m. PT on Monday, March 2, 2020. Investors interested in listening to the conference call may do so by dialing (866) 221-1172 for domestic callers or (270) 215-9603 for international callers, followed by Conference ID: 9496143. A live and archived webcast of the event will be available on the “Investors” section of the TransMedics website at www.transmedics.com.

About TransMedics Group, Inc.

TransMedics is the world’s leader in portable ex-vivo warm perfusion and assessment of donor organs for transplantation. Headquartered in Andover, Massachusetts, the company was founded to address the unmet need for more and better organs for transplantation and has developed technologies to preserve organ quality, assess organ viability prior to transplant, and potentially increase the utilization of donor organs for the treatment of end-stage heart, lung and liver failure.

Forward-Looking Statements

This press release contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about our results of operations, commercial opportunity and the rate of adoption and benefits of the OCS. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to our anticipation that we will continue to incur losses in the future; our potential need to raise additional funding; our existing and any future indebtedness, including our ability to comply with affirmative and negative covenants under our credit agreement, and our ability to obtain additional financing on favorable terms or at all; the fluctuation of our financial results from quarter to quarter; our ability to use net operating losses and research and development credit carryforwards; our dependence on the success of the OCS; the rate and degree of market acceptance of the OCS; our ability to educate patients, surgeons, transplant centers and private payors of benefits offered by the OCS; our ability to improve the OCS platform; our dependence on a limited number of customers for a significant portion of our net revenue; the timing of and our ability to obtain and maintain regulatory approvals or clearances for our OCS products; our ability to adequately respond to FDA follow-up inquiries in a timely manner; the performance of our third-party suppliers and manufacturers; the timing or results of clinical trials for the OCS; our manufacturing, sales, marketing and clinical support capabilities and strategy; attacks against our information technology infrastructure; the economic, political and other risks associated with our foreign operations; our ability to attract and retain key personnel; our ability to protect, defend, maintain and enforce our intellectual property rights relating to the OCS and avoid allegations that our products infringe, misappropriate or otherwise violate the intellectual property rights of third parties; our expectations for the pricing of the OCS, as well as the reimbursement coverage for the OCS in the United States and internationally; regulatory developments in the United States, European Union and other jurisdictions; the extent and success of competing products that are or may become available; the impact of any product recalls or improper use of our products; our estimates regarding revenues, expenses and needs for additional financing; and the risks identified under the heading “Risk Factors” and elsewhere in the final prospectus dated May 1, 2019 related to our initial public offering, and in our quarterly report on Form 10-Q for the quarter ended September 28, 2019, which are available on the SEC’s website at www.sec.gov. Additional information will be made available by our annual and quarterly reports and other filings that we make from time to time with the SEC. These forward-looking statements (except as otherwise noted) speak only as of the date of this presentation. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Investor Contact:

Brian Johnston

631-807-1986

Investors@transmedics.com

TransMedics Group, Inc.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands except shares and per share information)

(unaudited)

	Fiscal Three Months Ended		Fiscal Twelve Months Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Net revenue	$6,057	$3,544	$23,604	$13,017
Cost of revenue	2,316	2,045	9,741	7,283
Gross profit	3,741	1,499	13,863	5,734
Gross Margin	62%	42%	59%	44%
Operating expenses:
Research, development and clinical trials	6,262	3,486	19,870	13,656
Selling, general and administrative	6,173	4,374	23,596	12,315
Total operating expenses	12,435	7,860	43,466	25,971
Loss from operations	(8,694)	(6,361)	(29,603)	(20,237)
Other income (expense):
Interest expense	(1,063)	(1,073)	(4,353)	(2,720)
Change in fair value of preferred stock warrant liability	—	(122)	(341)	(545)
Other income (expense), net	590	(61)	790	(213)
Total other expense, net	(473)	(1,256)	(3,904)	(3,478)
Loss before income taxes	(9,167)	(7,617)	(33,507)	(23,715)
Provision for income taxes	(10)	(18)	(40)	(41)
Net loss	$(9,177)	$(7,635)	$(33,547)	$(23,756)
Net loss per share attributable to common stockholders, basic and diluted	$(0.43)	$(5.48)	$(2.36)	$(17.48)
Weighted average common shares outstanding, basic and diluted	21,170,330	1,393,950	14,204,787	1,358,694

*	Reconciliation of Gross to Net revenue for certain payments made to customers (in thousands)

	Fiscal Three Months Ended		Fiscal Twelve Months Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Gross revenue from sales to customers	$6,463	$3,881	$25,844	$14,657
Less: clinical trial payments reducing revenue	406	337	2,240	1,640
Total Net Revenue	$6,057	$3,544	$23,604	$13,017

TransMedics Group, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 28, 2019	December 29, 2018
Current assets:
Cash and cash equivalents	$20,092	$20,241
Marketable securities	60,596	—
Accounts receivable	6,559	3,438
Inventory	11,216	9,277
Prepaid expenses and other current assets	1,538	1,838
Total current assets	100,001	34,794
Property and equipment, net	4,792	3,474
Deferred offering costs	—	3,383
Restricted cash and other long-term assets	506	506
Total Assets	$105,299	$42,157
Current liabilities:
Accounts payable	$7,247	$4,720
Accrued expenses and other current liabilities	8,332	7,178
Deferred revenue	166	306
Current portion of deferred rent	370	349
Total current liabilities	16,115	12,553
Preferred stock warrant liability	—	898
Long-term debt, net of discount	34,146	33,670
Deferred rent, net of current portion	389	759
Total liabilities	50,650	47,880
Total Preferred Stock and Stockholder’s Equity (Deficit)	54,649	(5,723)
Total Liabilities and Equity	$105,299	$42,157